UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2011

G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

512 Seventh Avenue New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective July 18, 2011, the Board of Directors (the “Board”) of G-III Apparel Group, Ltd. (the “Company”) increased the size of the Board from nine directors to ten directors and appointed Cheryl L. Vitali to the newly-created seat on the Company’s Board.

In connection with Ms. Vitali’s appointment to the Board, she was granted restricted stock units, pursuant to the Company’s 2005 Stock Incentive Plan, that will enable her to receive up to 3,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”). The right to receive these shares of Common Stock will become vested in five equal annual installments on the first through fifth anniversaries of the grant date, subject to Ms. Vitali’s continuous service with the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: July 19, 2011

By:  /s/ Neal S. Nackman
Name: Neal S. Nackman
Title: Chief Financial Officer